Exhibit 99.1

FOR IMMEDIATE RELEASE

MMRGlobal, Inc. Announces Completion of Company's Reverse Stock Split

Los Angeles, California (February 5, 2016) - MMRGlobal, Inc. (OTCQB: MMRF) (the "Company"), a leading provider of Personal Health Records (PHRs), MyEsafeDepositBox storage solutions and electronic document management and imaging systems for healthcare professionals, today announced a one-for-five (1:5) reverse split of its outstanding Common Stock, as approved by the Company's Board of Directors on October 8, 2015, and by Stockholders holding a majority of the Company's voting power on November 4, 2016 by written consent in lieu of a meeting, in accordance with Delaware law.  The Company's Common Stock will open for trading on the OTCQB marketplace on a post-split adjusted basis effective on Monday, February 8, 2016, under the symbol MMRF with a D affixed for 20 business days. The Company also has a new CUSIP Number which is 55314U207. The Company's Certificate of Incorporation, as amended, reflecting the reverse split has also become effective.

In the reverse split, each five shares of issued and outstanding Common Stock will be converted automatically into one share of Common Stock. No fractional shares will be issued in connection with the reverse stock split; instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

The number of shares of Common Stock issued and outstanding will be reduced from approximately 1,059,255,881 shares as of immediately prior to the reverse split, to approximately 211,851,177 shares outstanding post-split. The reverse split will also have a proportionate effect on all stock options and warrants outstanding as of the reverse split.

Stockholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares. Computershare will act as the Company's transfer agent and exchange agent for purposes of implementing the stock split and as exchange agent for the exchange of stock certificates. As such, the Company suggests that Stockholders of record as of the date of the reverse split who either hold share certificates or wish to ensure that the Company has their most current contact information visit the Computershare Investor Center online at www.computershare.com/investor.

Additional information regarding the Company's reverse stock split is available in the definitive information statement filed by the Company with the United States Securities and Exchange Commission (SEC) on December 8, 2015.

The Company is currently actively engaged in acquiring selected Stage 3 biotech assets which has been made possible by the completion of the reverse split. The Company continues enforcement of its health information technology patents globally with significant activity pertaining to the Company's patents and intellectual property in Australia.

About MMRGlobal, Inc.

MMRGlobal, Inc., through its wholly-owned operating subsidiary, MyMedicalRecords, Inc., provides secure and easy-to-use online Personal Health Records ("PHRs") and electronic safe deposit box storage solutions, serving consumers, healthcare professionals, employers, insurance companies, financial institutions, retail pharmacies, and professional organizations and affinity groups. The MyMedicalRecords PHR enables individuals and families to access their medical records and other important documents, such as birth certificates, passports, insurance policies and wills, anytime from anywhere using the Internet.

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MyMedicalRecords is built on proprietary, patented technologies to allow documents, images and voicemail messages to be transmitted and stored in the system using a variety of methods, including fax, phone, or file upload without relying on any specific electronic medical record platform to populate a user's account. The Company's professional offering, MMRPro, is designed to give physicians' offices an easy and cost-effective solution to digitizing paper-based medical records and sharing them with patients in real time through an integrated patient portal. Through its merger with Favrille, Inc. in January 2009, the Company acquired intellectual property biotech assets that include anti-CD20 antibodies and data and samples from its FavId™/Specifid™ vaccine clinical trials for the treatment of B-Cell Non-Hodgkin's lymphoma. To learn more about MMRGlobal, Inc. visit www.mmrglobal.com. View demos and video tutorials of the Company's products and services at www.mmrtheater.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

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CONTACT:

Bobbie Volman
MMRGlobal, Inc.
(310) 476-7002, Ext. 7015
bvolman@mmrmail.com